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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-38729, Form S-8 No. 33-89126 and Form S-8 No.33-54484)
pertaining to the 1989 Stock Option Plan of Encore Wire Corporation and the Registration Statement (Form S-8 No. 333-86620) pertaining to the 1999 Stock Option Plan of Encore Wire Corporation, of our report dated January 24, 2003, with respect to the consolidated financial statements of Encore Wire Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Dallas, Texas
March 21, 2003